Exhibit 99.1

Silk Road Medical Reports First Quarter 2024 Financial Results

SUNNYVALE, Calif., April 30, 2024 (GLOBE NEWSWIRE) -- Silk Road Medical, Inc. (Nasdaq: SILK), a company focused on reducing the risk of stroke and its devastating impact, today reported financial results for the three months ended March 31, 2024.

“Our team delivered a strong start to 2024 as we deepened relationships with the physicians we serve and continued broadening our patient impact,” said Chas McKhann, CEO of Silk Road Medical. “In the first quarter, we made meaningful commercial progress while also taking steps toward sustainable profitability. We enter the second quarter feeling energized by TCAR’s outstanding value proposition for physicians and patients and in our opportunity to drive strong, sustainable growth as a business.”

First Quarter 2024 Financial Results

Revenue for the first quarter of 2024 was $48.5 million, an increase of $8.4 million or 21%, compared to the first quarter of 2023. Growth was driven primarily by increased TCAR adoption.

Gross profit for the first quarter of 2024 was $36.5 million compared to $27.6 million for the first quarter of 2023. Gross margin was 75% for the first quarter of 2024 compared to 69% in the first quarter of 2023. The increase in gross margin was driven by unfavorable production variances in the prior year period as well as favorable purchase price variances in the first quarter of 2024.

Operating expenses were $51.4 million for the first quarter of 2024, compared to $44.5 million in the comparable prior year period, which represents an increase of 16%.  The increase was primarily driven by increased headcount and related expense in our commercial organization.

Net loss was $14.1 million in the first quarter of 2024, or $0.36 per share, as compared to a loss of $16.5 million, or $0.43 per share, in the corresponding period of the prior year.

Adjusted EBITDA was a loss of $3.9 million for the first quarter of 2024 compared to a loss of $7.4 million for the first quarter of 2023. For additional information regarding non-GAAP financial measures see “Use of Non-GAAP Financial Measures” and “Reconciliation of GAAP Net Loss to Adjusted EBITDA” below.

Cash, cash equivalents and investments were $176.5 million as of March 31, 2024.

2024 Financial Guidance
Silk Road Medical projects revenue for the full year 2024 to range from $194 million to $198 million, which represents 10% to 12% growth over the Company’s prior year revenue.

Conference Call
Silk Road Medical will host a conference call at 1:30 p.m. PT / 4:30 p.m. ET on Tuesday, April 30, 2024, to discuss its first quarter 2024 financial results. Those interested in listening to the conference call should register online using this link. Participants are encouraged to register more than 15 minutes before the start of the call. A live and replay version of the webcast will be available at https://investors.silkroadmed.com.

About Silk Road Medical

Silk Road Medical, Inc. (NASDAQ: SILK), is a medical device company located in Sunnyvale, California, and Plymouth, Minnesota, that is focused on reducing the risk of stroke and its devastating impact. The company has pioneered a new approach for the treatment of carotid artery disease called TransCarotid Artery Revascularization (TCAR). TCAR is a clinically proven procedure combining surgical principles of neuroprotection with minimally invasive endovascular techniques to treat blockages in the carotid artery at risk of causing a stroke. For more information on how Silk Road Medical is delivering brighter patient outcomes through brighter clinical thinking, visit www.silkroadmed.com and connect on X, LinkedIn and Facebook.

Forward-Looking Statements
Statements contained in this press release that relate to future, not past, events are forward-looking statements under the Private Securities Litigation Reform Act of 1995, including Silk Road Medical’s financial guidance and statements related to the future opportunity of its business. Forward-looking statements are based on current expectations of future events and often can be identified by words such as “expect,” “should,” “project,” “anticipate,” “intend,” “will,” “can,” “may,” “believe,” “could,” “continue,” “outlook,” “guidance,” “future,” other words of similar meaning or the use of future dates. Forward-looking statements by their nature address matters that are, to different degrees, uncertain. Risks and uncertainties may cause Silk Road Medical’s actual results to be materially different than those expressed in or implied by Silk Road Medical’s forward-looking statements. For Silk Road Medical, such risks and uncertainties include, among others, future operating results and financial performance; the Company’s success in retaining and recruiting key personnel; the ability to continue to grow the business and expand the use of TCAR; the ability to obtain an adequate supply of materials and components from its third-party suppliers; product development plans and the ability to commercialize new products in a timely manner; the success of current clinical trials; plans to conduct further clinical trials; the ability to obtain additional indications or new regulatory approvals or clearances for its products; market acceptance and use of its products by physicians; the ability to grow and leverage its commercialization infrastructure; the effect of increased competition; the effect of economic conditions and COVID-19 or similar pandemics on its business; government and third-party payer coverage and reimbursement and the ability to obtain and maintain intellectual property protection for its products. More detailed information on these and other factors that could affect Silk Road Medical’s actual results are described in its filings with the U.S. Securities and Exchange Commission, including its most recent annual report on Form 10-K filed with the Securities and Exchange Commission on February 28, 2024. Silk Road Medical undertakes no obligation to update its forward-looking statements.

Use of Non-GAAP Financial Measures

To supplement its financial statements prepared in accordance with U.S. generally accepted accounting principles (GAAP), Silk Road Medical uses adjusted EBITDA, which is a non-GAAP financial measure, in this press release. A reconciliation of non-GAAP adjusted EBITDA to GAAP net loss, which is the most directly comparable GAAP financial measure, is provided in the financial statement tables included in this press release, and investors are encouraged to review the reconciliation.  Non-GAAP adjusted EBITDA is calculated by adding back to net loss or excluding, as appropriate, interest income and expense, provision for income taxes, and charges for depreciation and amortization and is further adjusted by adding back in or excluding, as appropriate, other income and expense and stock-based compensation.  Silk Road Medical believes the presentation of adjusted EBITDA provides useful information to investors as it provides visibility to its underlying continuing operating performance from period to period by excluding the impact of certain items that are non-cash or non-recurring in nature or not related to its core business operations. Adjusted EBITDA is also frequently used by analysts, investors and other interested parties to evaluate companies in the same industry. Management uses adjusted EBITDA internally for evaluation of the performance of its business, including the allocation of resources.

Silk Road Medical’s definition of adjusted EBITDA may differ from similarly titled measures used by others. Adjusted EBITDA should be considered only as a supplement to, and not as a substitute for, or superior to, net income or loss prepared in accordance with GAAP. Because adjusted EBITDA excludes the effect of items that increase or decrease Silk Road Medical’s reported results of operations, management strongly encourages investors to review, when they become available, its financial statements and publicly filed SEC reports in their entirety.

Investor Contact:

Marissa Bych

Gilmartin Group

investors@silkroadmed.com

Media:

Michael Fanucchi

Silk Road Medical

mfanucchi@silkroadmed.com

SILK ROAD MEDICAL, INC.

Statements of Operations Data

(Unaudited, in thousands, except share and per share data)

	Three Months Ended
	March 31,
	2024	2023
Revenue	$48,484	$40,131
Cost of goods sold	11,983	12,526
Gross profit	36,501	27,605
Operating expenses:
Research and development	10,660	10,433
Selling, general and administrative	40,775	34,082
Total operating expenses	51,435	44,515
Loss from operations	(14,934)	(16,910)
Interest income	2,471	2,287
Interest expense	(1,721)	(1,693)
Other income (expense), net	48	(144)
Net loss	(14,136)	(16,460)
Other comprehensive income (loss):
Unrealized gain (loss) on investments, net	(89)	249
Other comprehensive income (loss)	(89)	249

Comprehensive loss	$(14,225)	$(16,211)

Net loss per share, basic and diluted	$(0.36)	$(0.43)

Weighted average common shares used to compute net loss per share, basic and diluted	39,261,496	38,532,202

SILK ROAD MEDICAL, INC.

Balance Sheets Data

(Unaudited, in thousands)

	March 31, 2024	December 31, 2023
Assets
Current assets
Cash and cash equivalents	$22,629	$20,210
Short-term investments	151,833	161,264
Accounts receivable, net	27,203	23,573
Inventories	30,486	29,876
Prepaid expenses and other current assets	3,543	5,912
Total current assets	235,694	240,835
Long-term investments	2,027	9,456
Property and equipment, net	8,085	8,114
Other non-current assets	6,508	6,904
Total assets	$252,314	$265,309
Liabilities and stockholders' equity
Current liabilities
Accounts payable	$2,966	$5,676
Accrued liabilities	18,371	24,607
Total current liabilities	21,337	30,283
Long-term debt	75,886	75,626
Other liabilities	7,806	8,249
Total liabilities	105,029	114,158
Stockholders' equity
Preferred stock, $0.001 par value	—	—
Common stock, $0.001 par value	39	39
Additional paid-in capital	560,854	550,495
Accumulated other comprehensive income (loss)	(17)	72
Accumulated deficit	(413,591)	(399,455)
Total stockholders' equity	147,285	151,151
Total liabilities and stockholders' equity	$252,314	$265,309

SILK ROAD MEDICAL, INC.

Reconciliation of GAAP Net Loss to Adjusted EBITDA

(Unaudited, in thousands)

	Three Months Ended March 31,
	2024	2023
GAAP Net Loss	$ (14,136)	$ (16,460)
Non-GAAP Adjustments:
Interest (income) expense, net	(750)	(594)
Depreciation and amortization	644	699
Other (income) expense, net	(48)	144
Stock-based compensation expense	10,359	8,838
Adjusted EBITDA	$ (3,931)	$ (7,373)